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                            AMENDMENT NUMBER 1 TO THE
                        DEVELOPMENT AND LICENSE AGREEMENT


         THIS AMENDMENT NUMBER 1 TO THE DEVELOPMENT AND LICENSE AGREEMENT (this "Amendment") is entered into and effective as of this 7th day of March, 2001 (the "Effective Date") by and between PPG INDUSTRIES, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, U.S.A., having its principal place of business at One PPG Place, Pittsburgh, Pennsylvania 15272 ("PPG"), and UNIVERSAL DISPLAY CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, U.S.A., having a principal place of business at 375 Phillips Boulevard, Ewing, New Jersey 08618 ("UDC").

         WHEREAS:

                  1. PPG and UDC entered into that certain Development and License Agreement as of October 1, 2000 (the "Agreement");

                  2. PPG and UDC now believe it is in their respective best interests to amend the Original Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, covenant and agree as follows:

                             ARTICLE 1 - DEFINITIONS

         Whenever used in this Agreement, unless otherwise defined herein, capitalized terms shall have the meanings as defined in this Article 1 of the Agreement. As used herein, the singular includes the plural and vice versa.

                    ARTICLE 2 - AMENDMENT AND RESTATEMENT OF
                         SECTION 1.4, ARTICLES 10 AND 11

         Section 1.4 , and Articles 10 and 11 of the Agreement are amended and restated in their entirety to read as follows:

         1.4 "Average Price" means the lesser of the following ninety (90) calendar day average prices (each, an "Average Closing Price"):

                  (a) Twenty Dollars and Twenty-Four Cents ($20.24), which is the Average Closing Price per share of UDC Common Stock for the ninety
         (90) calendar days ending on the business day prior to the execution of this Agreement; or

                  (b) with respect to any shares of UDC Common Stock required to be issued to PPG on any date pursuant to this Agreement (in each case, an "Issuance Date"),

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                           (1) if the Average Closing Price for the ninety (90)
                  calendar days prior to such Issuance Date (or, if later, the effective date of the Registration Statement, as defined in
                  Section 11.2.1, relating to any such shares), as listed in the Nasdaq National Market listing of The Wall Street Journal, is less than Thirteen Dollars and Sixteen Cents ($13.16), which is sixty-five percent (65%) of the price set forth in clause
                  (a), above, then, such Average Closing Price ending on the Issuance Date or the effective date of the Registration Statement, as applicable; or

                           (2) if such Average Closing Price as calculated in
                  clause (b)(1), above, is less than Six Dollars and Seven Cents ($6.07), which is thirty percent (30%) of the price set forth in clause (a), above, then, the Average Closing Price shall be deemed to be Six Dollars and Seven Cents ($6.07);

provided further that such prices shall be appropriately adjusted in the event of any dividend, stock split, combination of other similar recapitalization affecting UDC Common Stock since the date of execution of this Agreement, the Issuance Date or the effective date of the Registration Statement, as the case may be.

                   ARTICLE 10 - UDC COMMON STOCK AND WARRANTS

         10.1 Initial Period Payments.

                  10.1.1 Attached hereto as Schedule 10.1 is the parties' agreed-upon written calculation of PPG Estimated Expenses for the period from the Effective Date through December 31, 2000 (the "Initial Period") based on expenditures to be made by PPG during that period. On the date of execution of this Agreement, UDC will deliver to PPG (i) such number of duly authorized, validly issued, fully paid and non-assessable shares of UDC Common Stock as is equal to the quotient of (a) the PPG Estimated Expenses for the Initial Period divided by (b) the Average Price (the "Initial Period Shares"), and (ii) a [The confidential material contained herein has been omitted and has been separately filed with the Commission.] term promissory note for the amount of the Initial Period PPG Estimated Expenses, secured by an interest in all Developed Technology, which promissory note shall (a) if upon its maturity, the Registration Statement has not been declared and maintained effective, be automatically payable in cash for the principal amount thereof plus interest calculated at [The confidential material contained herein has been omitted and has been separately filed with the Commission.] percent ([The confidential material contained herein has been omitted and has been separately filed with the Commission.]%) per annum (based on a year of 365 days), compounded daily, and, upon receipt of such cash payment, the Initial Period Shares shall be returned to UDC and cancelled, or (b) if upon or before its maturity, the Registration Statement has been declared and maintained effective, be automatically deemed to have been paid through the issuance of the Initial Period Shares to PPG, on the date the Registration Statement has become so effective and the promissory note shall thereupon be cancelled.

                  10.1.2 During the Initial Period, PPG will notify UDC of any anticipated increase in the amounts set forth in the Initial Period PPG Estimated Expenses. UDC will either approve or deny in writing such anticipated increase and UDC will be deemed to accept any changes in the Statement of Work and/or a Work Plan resulting from such approval or denial. PPG will not exceed the amounts set forth in the Initial Period PPG Estimated Expenses without the prior written consent of UDC.

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                  10.1.3 On or before January 31, 2001, PPG will provide to UDC
PPG's written calculation of PPG Actual Expenses for the Initial Period. If PPG Actual Expenses are greater than PPG Estimated Expenses for the Initial Period, then, on or before February 15, 2001, UDC will (i) execute an amendment to the secured promissory note described in Section 10.1 to increase the principal amount thereof for the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period, and (ii) deliver to PPG the number of shares of UDC Common Stock as is equal to (a) the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period divided by (b) the Average Price, which shares shall be deemed to be added to the Initial Period Shares. If PPG Actual Expenses are less than PPG Estimated Expenses for the Initial Period, then, on or before February 15, 2001, PPG will deliver to UDC, at its election, either (i) cash equal to the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period or (ii) the number of shares of UDC Common Stock as is equal to (A) the difference between PPG Actual Expenses and PPG Estimated Expenses for such Initial Period divided by
(B) the Average Price.

                  10.1.4 On February 15, 2001, UDC will deliver to PPG a warrant substantially in the form of Exhibit D hereto (a "Warrant") evidencing PPG's right to purchase, for a seven (7) year period and on the terms and conditions set forth in the Warrant, the number of shares of UDC Stock as is equal to the aggregate number of shares of UDC Stock issued to PPG for the Initial Period under Sections 10.1.1 and 10.1.3.

         10.2 Subsequent Annual Payments.

         On October 1, 2000 and each October 1 thereafter during the Initial Term, UDC will provide to PPG a proposed Statement of Work setting forth its anticipated requirements for the period from January 1 of the subsequent calendar year through December 31 of such calendar year (each a "Subsequent Period"). For the purposes of this Agreement, the Initial Period and each Subsequent Period are sometimes referred to as "Period."

                  10.2.1 Following receipt of each proposed Statement of Work, on November 15, 2000 and each November 1 thereafter during the Initial Term, PPG will provide to UDC PPG's written calculation of PPG Estimated Expense for the Subsequent Period covered by the proposed Statement of Work. Within fifteen (15) days of UDC's receipt from PPG of the calculation of PPG Estimated Expenses, UDC shall either approve or reject such calculation of PPG Estimated Expenses by written notice to PPG. If UDC rejects PPG's calculation of PPG Estimated Expenses and provides its written reasons therefor, UDC and PPG, through their President and Vice-President, Specialty Chemicals, respectively, shall work together to establish a mutually acceptable estimate before December 31 of the year prior to which such shares may be earned. Upon the parties' agreement of a mutually acceptable Statement of Work and PPG Estimated Expenses therefor, the

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Statement of Work shall constitute an agreed-upon Statement of Work for such
Subsequent Period. On the first business day immediately following [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of the calendar year to which an agreed-upon Statement of Work relates, UDC will deliver to PPG such number of duly authorized, validly issued fully paid and non-assessable shares of UDC Common Stock as is equal to the quotient of (a) the PPG Estimated Expenses for the period covered by an agreed-upon Statement of Work divided by (b) the Average Price; provided further that if the Registration Statement with respect to such shares, in the case of shares required to be delivered to PPG pursuant to this Sections 10.2.1 or Section 10.3.1, is not effective on the date the shares are required to be delivered, then UDC will deliver to PPG such additional number of shares upon the effective dates of such Registration Statements (each a "Registration Date") as may be necessary to reflect the re-calculation of the Average Price on the Registration Dates as set forth in clause (b) of Section
1.4. Notwithstanding the foregoing sentence, for the first annual period beginning on [The confidential material contained herein has been omitted and has been separately filed with the Commission.] following the execution of this Agreement, in addition to delivering the shares of UDC Common Stock provided in the foregoing sentence, which shares shall be deemed to be added to the Initial Period Shares, UDC will execute an amendment to the secured promissory note described in Section 10.1, to increase the principal amount thereof for [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of such period PPG Estimated Expenses. In the event that on such date as UDC will deliver to PPG shares of UDC Common Stock or on the Registration Date, the average closing price per share of UDC Common Stock for the ninety (90) calendar days prior to such date, as listed in the NASDAQ National Market listing of The Wall Street Journal, is less than thirty percent (30%) of the price set forth in clause (a) of Section 1.4, then, in addition to UDC delivering to PPG shares of UDC Common Stock as set forth above, UDC shall deliver to PPG cash in an amount equal to the difference between (i) the aggregate value of UDC Common Stock deliverable to PPG if the Average Price had been adjusted to the actual average closing price for the ninety (90) calendar days prior to such date as listed in the NASDAQ National Market listing of The Wall Street Journal and (ii) the aggregate value of UDC Common Stock actually delivered to PPG pursuant to the terms of this Agreement.

                  10.2.2 During each Subsequent Period, PPG will notify UDC of any anticipated increase in the amounts set forth in the relevant Subsequent Period Estimated Expenses. UDC will either approve or deny such anticipated increase and UDC will be deemed to accept any changes in the Statement of Work resulting from such approval or denial. PPG will not exceed the amounts set forth in the applicable Annual Estimate without the prior written consent of UDC. PPG shall deliver to UDC, within thirty (30) days following the end of each calendar quarter, a summary of actual expenses incurred for such quarter.

         10.3 Reconciliation, Warrant.

                  10.3.1 On or before January 31, 2002 and each January 31 thereafter during the Initial Term, PPG will provide to UDC PPG's written calculation of PPG Actual Expenses for the immediately preceding Period.

                           (a) If PPG Actual Expenses are greater than PPG
                  Estimated Expenses for such Period, then, on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.], UDC will deliver to PPG the number of shares of UDC Common Stock as is equal to (i) the difference between, for such Period, PPG Actual Expenses and PPG Estimated Expenses divided by (ii) the Average Price; provided that if the Registration Statement with respect to such shares required to be delivered to PPG pursuant to Section 10.2.1 or this Section 10.3.1, is not effective on the date the shares are required to be delivered, then UDC will deliver to PPG such additional number of shares upon the Registration Dates as may be necessary to reflect the re-calculation of the Average Price on the Registration Dates as set forth in clause (b) of Section 1.4.

                           (b) If PPG Actual Expenses are less than PPG
                  Estimated Expenses, then on or before [The confidential material contained herein has been omitted and has been separately filed with the Commission.], PPG will deliver to UDC, at its election (i) cash equal to the difference between, for such Period, PPG Estimated Expenses and PPG Actual Expenses or (ii) such number of shares of UDC Common Stock as is equal to (A) the difference between PPG Estimated Expenses and PPG Actual Expenses for such period divided by (ii) the Average Price.

                  10.3.2 On [The confidential material contained herein has been omitted and has been separately filed with the Commission.], 2002, and on each [The confidential material contained herein has been omitted and has been separately filed with the Commission.] thereafter during the Initial Term, UDC will also deliver to PPG a Warrant, in the form of Exhibit D, evidencing PPG's right to purchase, on the terms and conditions set forth in the warrant, such number of shares of UDC Stock as is equal to the aggregate number of shares of UDC Stock issued to PPG for the immediately preceding Period under Sections
10.2.1 and 10.3.1(a); provided that, if (i) the Registration Statement with respect to any shares issued to PPG for the immediately preceding period is not effective upon such February 15, and (ii) upon the effective date of the Registration Statement UDC is required to deliver additional shares to PPG pursuant to the terms of Section 10.3.1(a), then UDC will deliver an additional Warrant, in the form of Exhibit D, evidencing PPG's right to purchase such additional number of shares of UDC Stock as is equal to the number of additional shares required to be delivered to PPG pursuant to the terms of Section 10.3.1(a).

         10.4 Representations of PPG.

                  10.4.1 Purchase Entirely for Own Account. The Securities to be received by PPG pursuant to this Agreement will be acquired for investment for PPG's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof that would violate any applicable federal securities laws, and PPG has no immediate intention of selling, granting any participation in, or otherwise distributing the same except to the extent the same are included in the Registration Statement (as hereinafter defined). By executing this Agreement, PPG further represents that PPG does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. PPG represents that it has full power and authority to enter into this Agreement.

                  10.4.2 Accredited Status. PPG is an "accredited investor" within the meaning of Commission Rule 501 of Regulation D, as presently in effect.

                  10.4.3 Restricted Securities. PPG understands that the Securities it is receiving are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from UDC in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the 1933 Act, only in certain limited circumstances. In this connection, PPG represents that it is familiar with Commission Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act.

                  10.4.4 Legends. It is understood that the certificates evidencing the Securities of UDC which may be issued pursuant to this Agreement may bear one or all of the following legends:

                  "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Corporation that such registration is not required or unless sold pursuant to Rule 144 of such Act."

and any legend required by any applicable state securities laws. To the extent that such legends are no longer applicable, UDC shall cause its transfer agent to remove the legends upon request by PPG.

         10.5 Certain Covenants of UDC.

                  10.5.1 Reservation of Shares. UDC shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of UDC Common Stock to provide for the Warrant Shares. UDC shall not reduce the number of shares of UDC Common Stock reserved for issuance of the Warrant Shares without the consent of PPG. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Warrant Shares, UDC will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet UDC's obligations under this Section 10.5.1, in the case of an insufficient number of authorized shares, and using its commercially reasonable efforts to obtain shareholder approval of an increase in such authorized number of shares.

                  10.5.2 Listing. UDC shall promptly secure the listing of the UDC Common Shares upon The Nasdaq SmallCap Market, The Nasdaq National Market or such other national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance). So long as PPG owns any of the Securities, UDC shall maintain, so long as any other shares of UDC Common Stock shall be so listed, such listing of all Common Shares, and shall comply in all respects with UDC's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and such exchanges, as applicable.

                  10.5.3 Reports Under 1934 Act. With a view to making available to PPG the benefits of Rule 144 and any successor or other rule or regulation of the Commission that may at any time permit PPG to sell the shares of UDC Common Stock issuable pursuant to this Agreement to the public without registration, UDC agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) file with the Commission in a timely manner all reports and other documents required of UDC under the 1933 Act and the 1934 Act; and (c) furnish to PPG, so long as PPG owns any Shares, forthwith upon request (i) a written statement by UDC that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of UDC and such other reports and documents so filed by UDC, and (iii) such other information as may be reasonably requested in availing PPG of any rule or regulation of the Commission which permits the selling of any Shares without registration.

         10.6     Certain Sales.

                  10.6.1 Short Sales. During the term of this Agreement, PPG and its affiliates agree not to engage in, or encourage any third party from engaging in, "short sales" (as such term is defined in Rule 3b-3 of the 1934
Act) of UDC's securities.

                  10.6.2 Prohibited Sales During Certain Periods. During the ninety (90) calendar day period prior to and including [The confidential material contained herein has been omitted and has been separately filed with the Commission.] of each calendar year during the Initial Term (each a "PPG Restricted Period"), PPG shall not offer, sell or contract to sell shares of UDC Common Stock received hereunder or any securities convertible into or exchangeable or exercisable for any share of UDC Common Stock, to the extent that such sale would exceed, on any one (1) day during such PPG Restricted Period, twenty-five percent (25%) of the average daily trading volume of shares of UDC Common Stock for the ninety (90) calendar day period immediately preceding the PPG Restricted Period (the "PPG Volume Limit"); provided however that the PPG Volume Limit shall not apply to any private placement of shares of UDC Common Stock by PPG. During each PPG Restricted Period, PPG shall not enter into any swap or hedge arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of UDC Common Stock in excess of the PPG Volume Limit, or publicly disclose the intention to make any offer, sale or contract to sell or to enter into any swap or hedge in excess of the PPG Volume Limit.

         10.7 PPG Representation on UDC Board. If, at any time during the term of this Agreement, PPG's ownership of UDC Common Stock equals or exceeds five percent (5%) of the total number of issued and outstanding shares of UDC Common Stock, then PPG shall be entitled to designate one (1) individual for election to UDC's Board of Directors and UDC shall use all commercially reasonable efforts to cause such designee to be elected to UDC's Board of Directors within thirty (30) days of PPG's designation, including but not limited to recommending such designee for election, causing any shares for which UDC has or can control voting rights with respect thereto to be voted in favor of such designee, causing broker votes to be cast in favor of such designee and amending its articles of incorporation and/or by-laws and/or adopting any resolutions for increasing the number of directors on the UDC Board, if necessary to accommodate the designee. If, at any time during the term of this Agreement, PPG's ownership of UDC Common Stock equals or exceeds twenty-five percent (25%) of the total number of issued and outstanding shared of UDC Common Stock, then PPG shall be entitled to designate one quarter of the total members of UDC's Board of Directors, with any fraction rounded up to the nearest whole number and UDC shall use all commercially reasonable efforts to cause such designees to be elected to UDC's Board of Directors within thirty (30) days of PPG's designation, all as set forth in the preceding sentence. UDC will support PPG's acquisition of up to twenty-five percent (25%) of UDC's Common Stock, either through open market purchases or UDC treasury shares, at UDC's discretion.

         10.8 Preemptive Rights.

                  10.8.1 Definition. For the purposes of this Section 10.8, "Eligible Offering" means any future offering of (i) UDC Common Stock or (ii) other equity securities of UDC or any security convertible into or exchangeable for or carrying rights or options to purchase any UDC Common Stock (collectively "UDC Equity Securities"). Notwithstanding the foregoing, an Eligible Offering shall not include sales or issuances of:

                           (a) shares of UDC Common Stock (and/or options,
                  warrants or other UDC Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to UDC or any subsidiary, pursuant to compensation plans, agreements, or other arrangements that are approved by UDC's Board of Directors to the extent that such plans, agreements or other arrangements do not exceed, in the aggregate, twenty percent (20%) of the number of shares of UDC Common Stock outstanding, not including those warrants and options (other than those issued under the UDC Stock Option
                  Plan) listed on Exhibit G hereto;

                           (b) stock issued pursuant to any rights or agreements
                  outstanding as of, and as the same exist on, the date of this Agreement, options and warrants outstanding as of, and as the same exist on, the Effective Date and stock issued pursuant to such existing rights or agreements after the Effective Date pursuant to their terms, as the same exist on, the Effective Date all to the extent that such rights, agreements, options and warrants are listed on Exhibit G hereto;

                           (c) shares of UDC Common Stock issued in connection
                  with any stock split, stock dividend or recapitalization by UDC;

                           (d) shares of UDC Common Stock issued upon exercise
                  of the Warrants; and

                           (e) up to 100,000 of UDC Equity Securities issued by
                  UDC in each calendar year during the Initial Term.

                  10.8.2 Eligible Offering. Pursuant to the terms of this
Section 10.8, UDC hereby grants to PPG the options to purchase any UDC Common Stock in an amount that bears the same ratio to the aggregate amount of securities covered by such Eligible Offering as the number of shares owned by PPG bears at such time to the total number of shares owned by all UDC Common stockholders at the time.

                  10.8.3 Notice of Eligible Offering. Before issuing any securities pursuant to an Eligible Offering, UDC shall give written notice thereof to PPG and each other stockholder entitled to preemptive rights. Such notice must specify the securities UDC proposes to issue, the price to be paid for such securities (or if such price is to be determined at or prior to the closing of such issuance, the method in which such price is calculated) and any other consideration that UDC intends to receive for the securities being issued. In the event such securities comprise of warrants to purchase UDC Common Stock, such warrants shall be valued using the Black-Scholes method of valuation. For a period of twenty (20) business days following the delivery of such notice, PPG will be entitled to elect, by written notice to UDC, to purchase up to the portion of the securities being sold in the Eligible Offering calculated in accordance with Section 10.8.2; provided, however, that if two (2) or more securities are proposed to be sold as a "unit" in an Eligible Offering, any such PPG election must relate to such unit of securities. If any such offer is accepted by PPG, UDC shall sell to PPG and PPG shall purchase from UDC, for the price and on the terms set forth in UDC's notice of such Eligible Offering, the number of securities that PPG has elected to purchase. UDC then may sell the remainder of the securities to be sold in the Eligible Offering, if any, pursuant to the provisions set forth in Section 10.8.4.

                  10.8.4 Sale to Third Parties. If PPG does not make an election to exercise its rights pursuant to this Section 10.8 with respect to any securities included in an Eligible Offering within the twenty (20) business day period described in Section 10.8.3, or if there remain securities to be sold after the sale of securities to PPG as set forth in Section 10.8.3, then UDC may issue such securities to third parties, but only for the price and consideration of the type and not less than the amount set forth in UDC's notice to PPG and only within a period of sixty (60) business days thereafter.

         10.9 Acquisition Transactions. If all or substantially all of the assets of UDC, or any material portion of the OLED assets of UDC are acquired by a third party during the Initial Term or any extension thereof, or if the shareholders of UDC approve a merger, consolidation, share exchange, division or other disposition as a result of which the shareholders of UDC immediately prior to the transaction will not own a majority of the voting power of the surviving or resulting corporation or any corporation which acquires the stock of UDC, or if UDC assigns or transfers this Agreement to a third party, then either PPG or UDC shall, within ninety (90) days following such event, have the right to terminate this Agreement, in which case UDC will distribute to PPG the Acquisition Amount of UDC Common Stock and a warrant evidencing PPG's right to purchase the Acquisition Amount of UDC Common Stock on the terms and conditions set forth in the Warrant attached hereto as Exhibit E. The "Acquisition Amount" shall be calculated by multiplying the most recent PPG Estimated Expenses (as calculated pursuant to Section 10.2.2), or the PPG Estimated Expenses for the Initial Period (as calculated pursuant to Section 10.2.1) if it is the most recent estimate provided pursuant to this Agreement, by the number of years (and any fraction thereof) remaining in the Initial Term.

                        ARTICLE 11 - REGISTRATION RIGHTS

         11.1 Definitions.  For the purposes of this Article 11:

                  "Group A Registrable Securities" means the parties good faith estimate of the number of shares of UDC Common Stock issuable to PPG (including shares issuable upon exercise of the Warrants) between the Effective Date and December 31, 2002.

                  "Group B Registrable Securities" means the parties good faith estimate of the number of shares of UDC Common Stock issuable to PPG (including shares issuable upon exercise of the Warrants) between January 1, 2003 and December 31, 2004.

                  "Group C Registrable Securities" means the parties good faith estimate of the number of shares of UDC Common Stock issuable to PPG (including shares issuable upon exercise of the Warrants) between January 1, 2005 and December 31, 2005.

                  "Registrable Securities" means, collectively, Group A Registrable Securities, Group B Registrable Securities and Group C Registrable Securities.

         11.2 Registration Rights With Respect to the Securities.

                  11.2.1 UDC agrees that it will prepare and file with the Commission one or more registration statements (on Form S-3, or other appropriate form of registration statement) under the 1933 Act (each a "Registration Statement"), together with such state law qualifications and other compliances with applicable law, at the sole expense of UDC, in respect of PPG, so as to permit a public offering and resale of the Registrable Securities under the 1933 Act by PPG. UDC shall use its commercially reasonable efforts to cause each Registration Statement to become effective as promptly as possible after the filing thereof and within five (5) days after Commission clearance. UDC will within such five (5) days request acceleration of effectiveness.

                  11.2.2 The parties acknowledge that UDC has filed with the Commission a Registration Statement with respect to Group A Registrable Securities. UDC shall file with the Commission a Registration Statement with respect to Group B Registrable Securities on or before October 1, 2002. UDC shall file with the Commission a Registration Statement with respect to Group C Registrable Securities on or before October 1, 2004.

                  11.2.3 UDC will maintain each Registration Statement or any post-effective amendment filed under this Article 11 hereof effective under the 1933 Act until the earlier of (i) the date that none of the Registrable Securities covered by such Registration Statement are or may become issued and outstanding, (ii) the date that all of the Registrable Securities covered by such Registration Statement have been sold pursuant to such Registration Statement, (iii) the date the holders thereof receive an opinion of counsel to UDC, which counsel shall be reasonably acceptable to PPG, that the Registrable Securities covered by such Registration Statement may be sold under the provisions of Rule 144 without limitation as to volume or a requirement of "brokers transactions," (iv) all Registrable Securities covered by such Registration Statement have been otherwise transferred to persons who may trade such shares without restriction under the 1933 Act, and UDC has delivered a new certificate or other evidence of ownership for such Registrable Securities not bearing a restrictive legend, or (v) all Registrable Securities covered by such Registration Statement may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the 1933 Act in the opinion of counsel to UDC, provided such counsel is reasonably acceptable to PPG. If, under Commission rules or policies of the Commission staff, any of the Registrable Securities for any reason cannot be included in a Registration Statement initially filed by UDC and must be included in a separate registration statement, UDC shall file all such additional registration statements as may be needed to permit PPG to offer and resell to the public all of the Registrable Securities, and the term "Registration Statement" shall for purposes of this Agreement be deemed to include all such additional registration statements.

                  11.2.4 All fees, disbursements and out-of-pocket expenses and costs incurred by UDC in connection with the preparation and filing of each Registration Statement under this Article 11 and in complying with applicable federal and state securities laws (including, without limitation, all attorneys' and accountants' fees of UDC), shall be borne by UDC. PPG shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to its sale of the Securities being registered and the fees and expenses of its counsel. PPG and its counsel shall have a reasonable period, of not less than five (5) business days for each Registration Statement filed hereunder and for each amendment or subsequently filed Registration Statement, to review the proposed Registration Statement or any amendment thereto, prior to filing with the Commission, and UDC shall provide PPG with copies of any comment letters received from the Commission and each written response thereto with respect thereto within two (2) business days of receipt or sending thereof. UDC shall make reasonably available for inspection by PPG, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by PPG or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of UDC and its subsidiaries, and cause UDC's officers, directors and employees to supply all information reasonably requested by such PPG or any such underwriter, attorney, accountant or agent in connection with each Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated in writing by UDC, in good faith, as confidential, proprietary or containing any material non-public information shall be kept confidential by PPG and any such underwriter, attorney, accountant or agent (pursuant to an appropriate confidentiality agreement in the case of any such PPG or agent), unless such disclosure is made pursuant to judicial process in a court proceeding (after first giving UDC an opportunity promptly to seek a protective order or otherwise limit the scope of the information sought to be disclosed) or is required by law, or such records, information or documents become available to the public generally or through a third party not in violation of an accompanying obligation of confidentiality; and provided further that, if the foregoing inspection and information gathering would otherwise disrupt UDC's conduct of its business, such inspection and information gathering shall, to the maximum extent possible, be coordinated on behalf of PPG and the other parties entitled thereto by one firm of counsel designated by and on behalf of the majority in interest of PPG and other parties. To the extent necessary, UDC shall qualify any of the Registrable Securities for sale in such states as such PPG reasonably designates except that UDC shall not be required to qualify in any state which will require an escrow relating to UDC and/or the sellers of Registrable Securities, or which will require UDC to qualify to do business in such state or require UDC to file therein any general consent to service of process. UDC at its expense will supply PPG with copies of each Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by PPG.

                  11.2.5 If UDC delivers to PPG a certificate signed by UDC's President and Chief Operating Officer and Chief Financial Officer to the effect that (i) UDC is aware of nonpublic information concerning UDC that has not been disclosed in a Registration Statement either by incorporation of 1934 Act filings by UDC or by information included directly in such Registration Statement, and (ii) in the good faith judgment of UDC, the disclosure of such information in such Registration Statement may have a material adverse effect on the business, operations, properties, assets, prospects or condition (financial or otherwise) of UDC, then, PPG agrees not to effect any sales of Registrable Securities pursuant to such Registration Statement until such time as PPG (a) is advised in writing by UDC that the use of the applicable prospectus contained in such Registration Statement may be resumed, (b) has received copies of a supplemental or amended prospectus, if applicable, and (c) has received copies of any additional or supplemental filings, if any, which are incorporated or deemed to be incorporated by reference in such prospectus. UDC agrees to, at the request of PPG, prepare any supplement or amendment to the applicable prospectus or to make any additional or supplemental filings so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of material fact or omit to state any fact necessary to make the statements therein not misleading.

          11.3    PPG's Obligations.

                  11.3.1 Cooperation with Company. PPG will cooperate with UDC in all respects in connection with this Article 11, including timely supplying all information reasonably requested by UDC (which shall include all information regarding PPG and proposed manner of sale of the Registrable Securities required to be disclosed in a Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.

                  11.3.2 "Market Stand-Off" Agreement. Unless otherwise consented to in writing by the managing underwriter, PPG shall not effect any public sale or distribution of equity securities of UDC or any securities convertible into or exchangeable or exercisable for such securities during the seven days prior to and the 90 days after any underwritten registration (except as part of such underwritten registration) if PPG participates in such registration. UDC may impose stop-transfer instructions with respect to the shares of Common Stock subject to the foregoing restriction until the end of any such period.

          11.4 Registration Procedures. In addition to the requirements of
Section 11.2, UDC shall (except as otherwise expressly provided in this Agreement), as expeditiously as possible, subject to PPG's compliance with
Section 11.3.1:

                           (a) prepare and file with the Commission such
                  amendments and supplements to each Registration Statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of all securities covered by such Registration Statement (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the 1933 Act) and (ii) take all lawful action such that each of (A) each Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and
                  (B) the Prospectus forming part of each Registration Statement, and any amendment or supplement thereto, does not at any time during the period set forth in Section 11.2.3 include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (b) prior to the filing with the Commission of any
                  Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), (i) provide draft copies thereof to PPG and reflect in such documents all such comments as PPG (and its counsel) reasonably may propose and (ii) furnish to PPG such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the 1933 Act, and such other documents, as PPG may reasonably request in order to facilitate the public sale or other disposition of the securities owned by PPG.

                           (c) to the extent necessary, register and qualify the
                  Securities covered by a Registration Statement under applicable state securities laws, and do any and all other acts and things which may be reasonably necessary or advisable to enable PPG to consummate the public sale or other disposition in such jurisdictions within the United States of America of the securities owned by such PPG, except that UDC shall not be required to qualify in any state which will require an escrow relating to UDC and/or the sellers of Registrable Securities, or which will require UDC to qualify to do business in such state or require UDC to file therein any general consent to service of process.

                           (d) subject to the provisions of Section 11.2.5
                  hereof, notify PPG at any time when a prospectus relating thereto covered by a Registration Statement is required to be delivered under the 1933 Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and UDC shall prepare and file a curative amendment or 1934 Act filing deemed incorporated in such Registration Statement under applicable provisions of this Article 11 as quickly as commercially possible.

                           (e) as promptly as practicable after becoming aware
                  of such event, notify PPG who holds Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission or any state authority of any stop order or other suspension of the effectiveness of a Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recission or removal of such stop order or other suspension.

                           (f) cooperate with PPG to facilitate the timely
                  preparation and delivery of certificates for the Securities to be offered pursuant to a Registration Statement and enable such certificates for the Securities to be in such denominations or amounts, as the case may be, as PPG reasonably may request and registered in such names as PPG may request; and, within three (3) business days after a Registration Statement which includes Securities is declared effective by the Commission, deliver and cause legal counsel selected by UDC to deliver to the transfer agent for the Securities (with copies to PPG whose Securities are included in such Registration Statement) an appropriate instruction and, to the extent necessary, an opinion of such counsel.

                           (g) take all such other lawful actions reasonably
                  necessary to expedite and facilitate the disposition by PPG of the Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances.

                           (h) in the event of an underwritten offering elected
                  by PPG, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement such information as the managers reasonably agree should be included therein and to which UDC does not reasonably object and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and enter into and perform its obligations as UDC under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                           (i) cause all Securities registered pursuant
                  hereunder to be listed timely on each securities exchange or quotation system on which similar securities issued by UDC are then listed.

                           (j) use its best efforts to furnish, at the request
                  of PPG, on the date that such Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Article 11, if such securities are being sold through underwriters (i) an opinion, dated such date, of the counsel representing UDC for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to PPG and (ii) a letter dated such date, from the independent certified public accountants of UDC, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to PPG.

                           (k) maintain a transfer agent and CUSIP number for
                  its Common Stock.

         11.5 Rank. UDC shall not be precluded from granting registration rights to other persons, provided that no such grant shall interfere with or purport to delay or subordinate any of PPG's rights under this Agreement.

         11.6 Indemnification.

                  11.6.1 UDC agrees to indemnify, defend and hold harmless PPG, and any underwriter (as defined in the 1933 Act) for PPG, and each person, if any, who controls PPG or underwriter within the meaning of the 1933 Act or 1934 Act ("Selling Person") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), to which the Selling Person may become subject, under the 1933 Act, the 1934 Act, any state securities law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any violation or alleged violation by UDC of the 1933 Act, 1934 Act, or any state securities law, or any rules or regulations of governmental agencies promulgated thereunder; provided, however, that UDC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to UDC by the Selling Person, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Selling Person with respect to any person asserting such loss, claim, damage or liability who purchased the Securities which are the subject thereof if, and to the extent such loss or other claim arises from the fact or alleged fact that, the Selling Person failed to send or give (in violation of the 1933 Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to time required under the 1933 Act, where the Selling Person was obligated to do so under the 1933 Act or the rules and regulations promulgated thereunder. This indemnity agreement will be in addition to any liability which UDC may otherwise have.

                  11.6.2 Each Selling Person, severally and not jointly, agrees that it will indemnify and hold harmless UDC, and each officer, director of UDC or person, if any, who controls UDC within the meaning of the 1933 Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees) to which UDC or any such officer, director or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, or any related preliminary prospectus, final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to UDC by such Selling Person, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Selling Person may otherwise have. Notwithstanding anything to the contrary herein, the Selling Person shall not be liable under this Section for any amount in excess of the net proceeds to such Selling Person as a result of the sale of Securities pursuant to such Registration Statement.

                  11.6.3 Promptly after receipt by an indemnified party under this Article 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Article 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent of actual prejudice demonstrated by the indemnifying party. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Article 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Selling Person, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Selling Person and the indemnifying party and the Selling Person shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Selling Person (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Selling Person, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Selling Person, which firm shall be designated in writing by the Selling Person). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. All fees and expenses of the indemnified party (including reasonable costs of defense and investigation in a manner not inconsistent with this Section and all reasonable attorneys' fees and expenses) shall be paid to the indemnified party, as incurred, within ten (10) business days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder; provided, that the indemnifying party may require such indemnified party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such indemnified party is not entitled to indemnification hereunder).

                  11.6.4 In order to provide for just and equitable contribution under the 1933 Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 11.6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of Section 11.6 hereof provide for indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any indemnified party, then UDC and the applicable Selling Person shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by UDC on the one hand or the applicable Selling Person on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. UDC and the Selling Person agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Article 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Article 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11.6.4, in no case shall any Selling Person be liable or responsible for any amount in excess of the net proceeds received by such Selling Person from the offering of Registrable Securities and UDC shall be liable and responsible for any amount in excess of such proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  11.6.5 Notwithstanding any other provision of this Article 11, in no event shall (i) PPG be required to undertake liability to any person under this Article 11 for any amounts in excess of the dollar amount of the net proceeds to be received by such PPG from the sale of such PPG's Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Securities are to be registered under the 1933 Act and (ii) any underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Securities underwritten by it and distributed pursuant to such Registration Statement.

         11.7 Liquidated Damages. The parties hereto agree that PPG will suffer damages if UDC fails to fulfill its obligations under Article 11, and that it would not be feasible to ascertain the extent of such damages. Accordingly:

                  11.7.1 if a Registration Statement is not filed within thirty
(30) days of the date on which a Registration Statement shall be filed pursuant to Section 11.2.2, UDC will be obligated to pay liquidated damages to PPG in the form of shares of UDC Common Stock in an amount equal to the quotient of $25,000 divided by the Average Price for each month or portion thereof during which such Registration Statement has not been filed after such thirty (30) day period;

                  11.7.2 if the Registration Statement with respect to the Group A Registrable Securities has not been declared effective within the earlier of
(a) one hundred twenty (120) days of the date of its filing or (b) one hundred fifty (150) days of the execution of this Agreement, then UDC will be obligated to pay liquidated damages to PPG in the form of shares of UDC Common Stock in an amount equal to the quotient of $25,000 divided by the Average Price for each month or portion thereof during which such Registration Statement has not been declared effective after such one hundred twenty (120) day period;

                  11.7.3 if a Registration Statement with respect to the Group B Registrable Securities or Group C Registration Securities has not been declared effective within one hundred twenty (120) days of the date of its filing, then UDC will be obligated to pay liquidated damages to PPG in the form of shares of UDC Common Stock in an amount equal to the quotient of $25,000 divided by the Average Price for each month or portion thereof during which such Registration Statement has not been declared effective after such one hundred twenty (120) day period; and

                  11.7.4 if the Registration Statement with respect to the Group A Registrable Securities has not been declared effective within the earlier of
(a) one hundred eighty (180) days of the date of its filing or (ii) two hundred ten (210) days of the execution of this Agreement, provided such delay is not due solely to the fault of PPG to comply with its obligations under Section 11.3, then PPG may unilaterally terminate this Development Agreement, which Development Agreement shall be null and void and, notwithstanding any other provision hereof, PPG shall have no liability with respect to such termination or otherwise; provided further that UDC shall not be required to pay liquidated damages to PPG pursuant to Section 11.7.2, as applicable, if PPG elects to terminate the Development Agreement pursuant to this Section 11.7.4 and receives full payment in cash of the promissory note, bearing interest as described in
Section 10.1 of this Agreement on the maturity date thereof.

         Notwithstanding anything to the contrary in this Section 11.7, UDC shall not be required to pay liquidated damages to PPG if PPG failed to comply with its obligations under Section 11.3.

                            ARTICLE 3 - MISCELLANEOUS

         3.1 Except as provided above, the Agreement shall continue in full force and effect without modification.

         3.2 This Amendment may be executed in two or more counterparts all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart. This Amendment shall be deemed executed by the parties when any one or more counterparts hereof, individually or taken together, bears the signatures of each of the parties hereto. This Amendment , once executed by a party, may be delivered to the other party by facsimile transmission of a copy thereof that bears the signature of the party so delivering it.






                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.



UNIVERSAL DISPLAY CORPORATION          PPG INDUSTRIES, INC.



By: /s/ Steven Abramson                By: /s/ Howard I. Roe
   -------------------------              ---------------------------------



NAME: Steven Abramson                  NAME: Howard I. Roe
     -----------------------                -------------------------------



TITLE: President                       TITLE: Director, Commercial Development
      ----------------------                 ---------------------------------



DATE: March 7, 2001                    DATE: March 7, 2001
     -----------------------                -------------------------------